UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 22, 2022

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31918 (Commission File Number)	04-3072298 (I.R.S. Employer Identification No.)

505 Eagleview Blvd., Suite 212
Exton, Pennsylvania	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 348-1600

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IDRA	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 22, 2022, Idera Pharmaceuticals, Inc. (the “Company”) was notified by the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that, based upon the Company’s continued non-compliance with Nasdaq Listing Rule 5550(a)(2), which requires maintenance of a minimum closing bid price of $1.00 per share (the “Bid Price Requirement”), the Company’s securities were subject to delisting unless the Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”).

The Company plans to timely request a hearing before the Panel, which request will stay any further delisting action by the Staff at least pending the conclusion of the Company’s hearing before the Panel and the expiration of any extension period that may be granted by the Panel to the Company following the hearing. In accordance with the Nasdaq Listing Rules, the Panel has the discretion to grant the Company a further extension not to exceed 180 calendar days from the date of the Staff’s delisting notice, or through May 22, 2023.

As previously disclosed on Current Reports on Form 8-K filed with the Securities and Exchange Commission on December 1, 2021, and May 27, 2022, Nasdaq previously provided the Company with grace periods to regain compliance with the Bid Price Requirement, which ultimately expired on November 21, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDERA PHARMACEUTICALS, INC.

By:	/s/ Bryant D. Lim
Bryant D. Lim
Chief Business Officer and General Counsel

Dated: November 23, 2022